As filed with the Securities and Exchange Commission on September 28, 2010
REGISTRATION NO. 333-160393
REGISTRATION NO. 333-156931
REGISTRATION NO. 333-142651
REGISTRATION NO. 333-109879
REGISTRATION NO. 333-109877
REGISTRATION NO. 333-85572
REGISTRATION NO. 333-73098
REGISTRATION NO. 333-81383
REGISTRATION NO. 033-56971

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-160393
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-156931
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-142651
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-109879
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-109877
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-85572
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-73098
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-81383
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 033-56971
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

Delaware	33-0628076
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
One Enterprise
Alisa Viejo, California 92656
(Address of Principal Executive Offices)
VALEANT PHARMACEUTICALS INTERNATIONAL 2009 STOCK PURCHASE PLAN
VALEANT PHARMACEUTICALS INTERNATIONAL 2006 EQUITY INCENTIVE PLAN
ICN PHARMACEUTICALS, INC. 2003 EQUITY INCENTIVE PLAN
ICN PHARMACEUTICALS, INC. 2003 EMPLOYEE STOCK PURCHASE PLAN
ICN PHARMACEUTICALS, INC. LONG-TERM INCENTIVE PLAN
ICN PHARMACEUTICALS, INC. AMENDED AND RESTATED 1998 STOCK OPTION PLAN
ICN PHARMACEUTICALS, INC. LONG-TERM INCENTIVE PLAN
ICN PHARMACEUTICALS, INC. 1994 STOCK OPTION PLAN
ICN BIOMEDICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
ICN BIOMEDICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
ICN BIOMEDICALS, INC. 1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN
ICN BIOMEDICALS, INC. 1983 NON-QUALIFIED STOCK OPTION PLAN
ICN BIOMEDICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
ICN PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
ICN PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
ICN PHARMACEUTICALS, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
ICN PHARMACEUTICALS, INC. 1981 NON-QUALIFIED STOCK OPTION PLAN
SPI PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
SPI PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
SPI PHARMACEUTICALS, INC. 1982 NON-QUALIFIED STOCK OPTION PLAN
SPI PHARMACEUTICALS, INC. 1982 EMPLOYEE INCENTIVE STOCK OPTION PLAN
SPI PHARMACEUTICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
VIRATEK, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
VIRATEK, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
VIRATEK, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
VIRATEK, INC. 1981 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
VIRATEK, INC. 1986 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
(Full Titles of the Plans)

Robert Chai-Onn, Esq.
Executive Vice President, General Counsel and Corporate Secretary
Valeant Pharmaceuticals International
One Enterprise
Aliso Viejo, California 92656
(949) 461-6000
(Name and Address of Agent for Service)

WITH A COPY TO:
Richard Aftanas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY 10036
(212) 735-3000
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURE

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
               This Post-Effective Amendment relates to the following Registration Statements of Valeant Pharmaceuticals International (the “Company”) on Form S-8 (collectively, the “Registration Statements”):
•	Registration Statement No. 333-160393, registering 1,200,000 shares of the Company’s Common Stock (the “Company Common Stock”), issuable under the Valeant Pharmaceuticals International 2009 Stock Purchase Plan;

•	Registration Statement No. 333-156931, registering 4,840,000 shares of Company Common Stock issuable under the Valeant Pharmaceuticals International 2006 Equity Incentive Plan;

•	Registration Statement No. 333-142651, registering 17,471,469 shares of Company Common Stock issuable under the Valeant Pharmaceuticals International 2006 Equity Incentive Plan;

•	Registration Statement No. 333-109879, registering 10,590,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. 2003 Equity Incentive Plan;

•	Registration Statement No. 333-109877, registering 7,000,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. 2003 Employee Stock Purchase Plan;

•	Registration Statement No. 333-85572, registering 500,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. Long-Term Incentive Plan;

•	Registration Statement No. 333-73098, registering 6,750,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. Amended and Restated 1998 Stock Option Plan;

•	Registration Statement No. 333-81383, registering 600,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. Long-Term Incentive Plan;

•	Registration Statement No. 033-56971, registering 3,000,000 shares of Company Common Stock issuable under the ICN Pharmaceuticals, Inc. 1994 Stock Option Plan and registering 5,447,691 shares of Company Common Stock issuable under:
1.	the ICN Biomedicals, Inc. 1992 Employee Incentive Stock Option Plan;

2.	the ICN Biomedicals, Inc. 1992 Non-Qualified Stock Option Plan;

3.	the ICN Biomedicals, Inc. 1983 Employee Incentive Stock Option Plan;

4.	the ICN Biomedicals, Inc. 1983 Non-Qualified Stock Option Plan;

5.	the ICN Biomedicals, Inc. 1988 Non-Qualified Stock Option Plan;

6.	the ICN Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan;

7.	the ICN Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan;

8.	the ICN Pharmaceuticals, Inc. 1981 Employee Incentive Stock Option Plan;

9.	the ICN Pharmaceuticals, Inc. 1981 Non-Qualified Stock Option Plan;

10.	the SPI Pharmaceuticals, Inc. 1992 Non-Qualified Stock Option Plan;

11.	the SPI Pharmaceuticals, Inc. 1992 Employee Incentive Stock Option Plan;

12.	the SPI Pharmaceuticals, Inc. 1982 Non-Qualified Stock Option Plan;

13.	the SPI Pharmaceuticals, Inc. 1982 Employee Incentive Stock Option Plan;

14.	the SPI Pharmaceuticals, Inc. 1988 Non-Qualified Stock Option Plan;

15.	the Viratek, Inc. 1992 Employee Incentive Stock Option Plan;

16.	the Viratek, Inc. 1992 Non-Qualified Stock Option Plan;

17.	the Viratek, Inc. 1981 Employee Incentive Stock Option Plan;

18.	the Viratek, Inc. 1981 Non-Qualified Employee Stock Option Plan; and

19.	the Viratek, Inc. 1986 Non-Qualified Employee Stock Option Plan.
     On September 28, 2010, the Company, Valeant Pharmaceuticals International, Inc. (formerly known as Biovail Corporation), a Canadian corporation (“New Valeant”), Biovail Americas Corp, a Delaware corporation and a wholly owned subsidiary of New Valeant (“BAC”) and Beach Merger Corp., a Delaware corporation and a wholly owned subsidiary of BAC, pursuant to an Agreement and Plan of Merger, dated as of June 20, 2010 (the “Merger Agreement”), effected a merger whereby Beach Merger Corp. merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of New Valeant (the “Merger”) and all outstanding shares of Company common stock, par value $0.01 per share (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares of Company Common Stock held by any Company stockholders who properly exercise appraisal rights with respect thereto in accordance with the Merger Agreement and Section 262 of the Delaware General Corporate Law and other than shares of Company Common Stock held by the Company, as treasury stock, New Valeant, BAC or Beach Merger Corp. (all of which have been or will be cancelled), were converted into the right to receive 1.7809 common shares, no par value per share, of New Valeant.

               As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby terminates the effectiveness of each Registration Statement and, in accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statements.

SIGNATURE
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alisa Viejo, State of California, on September 28, 2010.

Valeant Pharmaceuticals International

By:	/s/ Margaret Mulligan
Name:	Margaret Mulligan
Title:	Executive Vice President and Chief Financial Officer
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on September 28, 2010.

Signature	Title

/s/ J. Michael Pearson	Chief Executive Officer
J. Michael Pearson	(Principal Executive Officer)

/s/ Margaret Mulligan	Executive Vice President, Chief Financial Officer
Margaret Mulligan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Chai-Onn	Director
Robert Chai-Onn
/s/ Jeremy Lipshy	Director
Jeremy Lipshy
/s/ Rajiv De Silva	Director
Rajiv De Silva